As filed with the Securities and Exchange Commission on April 4, 2006
Registration Nos. 333-38698,
333-33498,
333-30340,
333-88417

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-38698)	POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-33498)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-30340)	POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-88417)
UNDER
THE SECURITIES ACT OF 1933
INAMED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	59-0920629 (I.R.S. Employer Identification No.)
5540 Ekwill Street
Santa Barbara, California 93111
(805) 683-6761
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)
Douglas S. Ingram
Inamed Corporation
5540 Ekwill Street
Santa Barbara, California 93111
(805) 683-6761
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Michelle A. Hodges, Esq.
Gibson, Dunn & Crutcher LLP
4 Park Plaza
Irvine, California 92614
(949) 451-3800
Approximate date of commencement of proposed sale to public:
Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     Inamed Corporation, a Delaware corporation (the “Registrant”), files this Post-Effective Amendment to each of the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) and hereby deregisters all securities of the Registrant unsold under each of the Registration Statements:
•	Registration Statement on Form S-3 (file no. 333-38698), registering the resale by selling securityholders of up to 7,530,052 shares of common stock of the Registrant, par value $0.01 per share (“Common Stock”), filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2000;

•	Registration Statement on Form S-3 (file no. 333-33498), registering the resale by selling securityholders of up to 1,221,972 shares of Common Stock, filed with the Commission on March 29, 2000;

•	Registration Statement on Form S-3 (file no. 333-30340), registering the resale by selling securityholders of up to 2,000,000 shares of Common Stock, filed with the Commission on February 14, 2000; and

•	Amendment No. 2 to the Registration Statement on Form S-3 (file no. 333-88417), registering the offer and sale by the Registrant of up to 2,500,000 shares of Common Stock and the resale by selling securityholders of up to 500,000 shares of Common Stock, filed with the Commission on November 15, 1999 (amending the Registration Statement on Form S-3 filed with the Commission on October 4, 1999, as previously amended by Amendment No. 1 to the Registration Statement on Form S-3 filed with the Commission on October 27, 1999).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 4, 2006.

INAMED CORPORATION
By:	/s/ David E.I. Pyott
David E.I. Pyott
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the registration statements reflected on the cover page of this filing have been signed by the following persons in the capacities indicated on April 4, 2006.

SIGNATURE	TITLE

/s/ David E.I. Pyott David E.I. Pyott	Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ James M. Hindman James M. Hindman	Vice President and Treasurer (Principal Accounting Officer)

/s/ Douglas S. Ingram Douglas S. Ingram	Director

/s/ F. Michael Ball F. Michael Ball	Director

/s/ Steven Pal Steven Pal	Director